Exhibit 99.1

Contact:

Jennifer McGuffin

Director of Corporate Communications

+1.630.245.1780

media@calamos.com

Calamos Asset Management, Inc. Reports Third Quarter 2013 Results and Declares Dividend

NAPERVILLE, Ill., October 22, 2013 – Calamos Asset Management, Inc. (NASDAQ: CLMS), a diversified global investment firm offering equity, lower-volatility equity, fixed income, convertible and alternative strategies, today reported third quarter 2013 results.

Highlights

Non-GAAP diluted earnings per share was $0.20 for the third quarter compared to $0.22 in the previous quarter.1 Non-GAAP net income attributable to Calamos Asset Management, Inc. (CAM) was $4.1 million for the quarter compared to $4.5 million last quarter. GAAP diluted earnings per share was $0.13 for the third quarter compared to $0.09 per share in the previous quarter.2 Net income attributable to CAM was $2.7 million for the quarter compared to $1.8 million last quarter.

Our revenues for the current quarter were $65.0 million compared to $66.7 million in the previous quarter. Operating margin was 23.7% for the third quarter and 27.6% in the previous quarter.

Total Assets3 were $27.5 billion at September 30, 2013 compared to $26.6 billion at the end of last quarter. Net outflows were $1.0 billion for the quarter compared to net outflows of $2.3 billion in the previous quarter.

The Board of Directors of CAM declared a regular quarterly dividend of 12.5 cents per share payable on November 19, 2013 to shareholders of record on November 4, 2013.

Calamos Investments LLC (Calamos Investments) repurchased 904,350 shares of CAM’s common stock since the share repurchase program was announced in the first quarter of 2013, for a total cost of $9.7 million.

[1]	See Table A for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.
[2]	A non-operating charge of $900,000, or $0.04 per share, related to an increase in the company’s deferred tax valuation allowance and an other-than-temporary impairment charge of $4.4 million, or $0.03 per share reduced GAAP earnings for the second quarter.
[3]	Total Assets include assets under management as well as assets for which the company provides model portfolio design and oversight.

The table below highlights certain GAAP and non-GAAP financial measures:

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Ending Total Assets (in millions)	$27,462	$26,634	$34,293
Average Total Assets (in millions)	$27,217	$28,075	$33,926
Net Flows (in millions)	$(980)	$(2,289)	$(739)
(in thousands, except earnings per share)
Total revenues	$64,965	$66,690	$81,847
Total operating expenses	$49,541	$48,286	$50,114
Operating income	$15,424	$18,404	$31,733
Operating margin	23.7%	27.6%	38.8%
Net income attributable to CAM	$2,697	$1,841	$4,733
Non-GAAP net income attributable to CAM	$4,134	$4,542	$6,478
Diluted earnings per share	$0.13	$0.09	$0.23
Non-GAAP diluted earnings per share	$0.20	$0.22	$0.31

Business Commentary

•	We are encouraged by the improved investment performance in our growth strategies during the period. Delivering sustainable outperformance for our clients remains the highest priority for the firm.

•	We believe our improved investment performance reflects a number of factors, including our more optimistic top down view since September 2012, modifications to our overall sector exposures and the increased level of resources on our Investment Team.

•	During the quarter, we enhanced our product mix to meet the evolving investment needs of our clients by introducing the Calamos Dividend Growth Fund and the Calamos Mid Cap Growth Fund.

•	We reopened our flagship Calamos Convertible Fund to new investors based on our constructive view on issuance and opportunities in the convertible market.

•	We were pleased to mark the five-year anniversary of our Calamos Evolving World Growth Fund, which offers a risk-managed approach to emerging markets investing.

•	The senior management team has presented on the economic environment, primarily discussing the emerging and alternative markets, at a number of industry events this quarter, most notably at the InvestmentNews “Alternative Investments Conference,” the “Alternative Investment Strategies Conference” hosted by Financial Advisor and Private Wealth Magazines, and the CFA Society Chicago’s “Distinguished Speaker Series” Luncheon.

•	We provide papers and commentaries written by our senior management team on the Calamos website. Our most recent Quarterly Global Economic Review & Outlook is available at www.calamos.com/outlook.

Total Assets and Flows

Total Assets as of September 30, 2013 were $27.5 billion, a 3% increase from the previous quarter.

•	Average Total Assets were $27.2 billion during the third quarter of 2013 compared to $28.1 billion during the previous quarter.

•	Net outflows for the quarter were $1.0 billion, resulting primarily from outflows in U.S. growth strategies and lower-volatility equity strategies.

•	The company’s funds experienced net outflows of $612 million and separate accounts had $368 million of net outflows for the quarter. Market appreciation for the quarter was $1.8 billion, driven primarily by equity and lower-volatility equity strategies.

•	The company’s alternative strategies had net inflows of $264 million for the quarter.

Financial Discussion

Operating Income

Third quarter 2013 revenues of $65.0 million decreased 3% from second quarter 2013 primarily due to a decline in Average Total Assets. Third quarter 2013 operating expenses increased by 3% due to higher compensation as well as marketing and sales promotion expenses which were partially offset by decreases in other expenses. Operating income was $15.4 million for the third quarter versus $18.4 million in the previous quarter. Operating margin was 23.7% for the third quarter, down from 27.6% in the second quarter of 2013.

Non-Operating Income

Non-operating income, net of non-controlling interest in partnerships, was $3.9 million during the third quarter of 2013, as presented in Table B.

The company’s investment portfolio had a return of 6.3% for the third quarter of 2013 and a return of (2.3)% for the second quarter of 2013, as presented in Table C.

Income Taxes

CAM’s effective tax rate for the third quarter was 37.4% versus 58.2% in the previous quarter, as presented in Table D. The decrease in the effective tax rate was due to a valuation allowance the company recorded in the second quarter totaling $900,000 as CAM may not be able to fully utilize its capital loss carryforward based on current market conditions. As of September 30, 2013, the net deferred tax asset was $2.2 million, and the ultimate realization of this deferred tax asset is dependent upon the generation of sufficient capital gains prior to the expiration of capital loss carryforwards in 2013 and 2014.

Financial Position

As of September 30, 2013, the corporate investment portfolio included $71.6 million in cash and cash equivalents and $441.3 million in investments that were principally comprised of investments in products that the company manages. The corporate investment portfolio is used to provide seed capital for new products, to maintain conservative levels of capital for the company’s regulated subsidiaries, to fund the company’s share repurchase program and to invest in other corporate strategic initiatives. The company’s financial strength is also instrumental in maintaining the firm’s investment-grade credit rating.

As of September 30, 2013, total debt was $92.1 million and total stockholders’ equity was $492.0 million.

As part of the share repurchase program to acquire up to 3 million shares of the company’s common stock, as announced in the first quarter of 2013, Calamos Investments repurchased 904,350 shares of CAM’s common stock at an average price of $10.74 per share and a total cost of $9.7 million during the first nine months of the year.

Market Capitalization

As of September 30, 2013, CAM, representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments, and the remaining 77.8% is privately owned by Calamos Family Partners. Because of this complex ownership structure, reported market capitalization does not reflect the entire value of the company, but rather only the market capitalization pertaining to CAM’s 22.2% interest, which is publicly traded.

Investor Conference Call

Management will hold an investor conference call at 4 p.m. Central Time on Tuesday, October 22, 2013. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at www.calamos.com/investors. Alternatively, participants may listen to the live call by dialing 800.723.6575 in the U.S. or Canada (785.830.1997 internationally), then entering conference ID #3961693. A replay of the call will be available for one week following the date of the call by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #3961693. The webcast also will be available on the Investor Relations section of the company’s website at www.calamos.com/investors for at least 90 days following the date of the call.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering innovative investment strategies including equity, lower-volatility equity, fixed income, convertible and alternative investments. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds and UCITS funds. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London and New York. For more information visit www.calamos.com.

Forward-Looking Statements & Important Risk Disclosures

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Investments in mutual funds are subject to risks, and you could lose money on your investment in the fund. There can be no assurance that the fund will achieve its investment objective. Your investment in the fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. The risks associated with an investment in the fund can increase during times of significant market volatility. The fund-specific principal risks are described below. More detailed information can be found in the fund’s prospectus.

The principal risks of investing in the Calamos Dividend Growth Fund include: equity risk, equity securities of Master Limited Partnerships risk, portfolio selection risk, portfolio turnover risk, foreign securities risk, American Depositary Receipts risk, Master Limited Partnership (MLP) risk, MLP tax and liquidity risk, value stock risk, options risk, Rule 144A risk, and RIC Qualification risk.

The principal risks of investing in the Calamos Mid Cap Growth Fund include: equity risk, growth stock risk, midsized company risk, options risk, American Depositary risk, Rule 144A risk, portfolio selection risk, and portfolio turnover risk.

The principal risks of investing in the Calamos Evolving World Growth Fund include: equity risk, growth stock risk, foreign securities risk, emerging markets risk, convertible and synthetic convertible securities risk, portfolio selection risk, interest rate risk, and credit risk.

The principal risks of investing in the Calamos Convertible Fund include: convertible securities risk, synthetic convertible instruments risk, foreign securities risk, equity securities risk, interest rate risk, credit risk, high yield risk, portfolio selection risk and liquidity risk.

Before investing carefully consider the fund’s investment objectives, risks, charges and expenses. Please see the prospectus containing this and other information at www.calamos.com or call 1-800-582-6959. Read it carefully.

Calamos Asset Management, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Revenues
Investment management fees	$51,289	$52,655	$64,402
Distribution and underwriting fees	13,024	13,378	16,684
Other	652	657	761

Total revenues	64,965	66,690	81,847
Expenses
Employee compensation and benefits	23,508	21,380	19,781
Distribution expenses[4]	12,913	13,241	15,957
Marketing and sales promotion	4,208	3,939	4,608
General and administrative	8,912	9,726	9,768

Total operating expenses	49,541	48,286	50,114

Operating income	15,424	18,404	31,733
Non-operating income	5,330	691	2,756

Income before income tax provision	20,754	19,095	34,489
Income tax provision	1,603	2,575	2,314

Net income	19,151	16,520	32,175
Net income attributable to non-controlling interest in Calamos Investments LLC	(15,000)	(15,262)	(26,384)
Net (income) loss attributable to non-controlling interest in partnership investments	(1,454)	583	(1,058)

Net income attributable to CAM	$2,697	$1,841	$4,733

Earnings per share:
Basic	$0.14	$0.09	$0.23

Diluted	$0.13	$0.09	$0.23

Weighted average shares outstanding:
Basic	19,671,742	20,030,571	20,373,585

Diluted	20,387,651	20,661,447	20,802,592

Supplemental Information:
Non-GAAP net income attributable to CAM	$4,134	$4,542	$6,478

Non-GAAP diluted earnings per share	$0.20	$0.22	$0.31

[4]	Beginning in First Quarter 2013, amortization of deferred sales commissions is included as part of distribution expenses. Prior period amounts have been reclassified.

Calamos Asset Management, Inc.

Total Assets

(in millions)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Funds
Beginning Total Assets	$20,979	$22,559	$25,469
Net redemptions	(612)	(1,308)	(901)
Market appreciation (depreciation)	1,331	(272)	1,189

Ending Total Assets	21,698	20,979	25,757

Average Total Assets	21,485	21,933	25,655

Separate Accounts
Beginning Total Assets	5,655	6,705	7,915
Net purchases (redemptions)	(368)	(981)	162
Market appreciation (depreciation)	477	(69)	459

Ending Total Assets	5,764	5,655	8,536

Average Total Assets	5,732	6,142	8,271

Total Assets
Beginning Total Assets	26,634	29,264	33,384
Net redemptions	(980)	(2,289)	(739)
Market appreciation (depreciation)	1,808	(341)	1,648

Ending Total Assets	$27,462	$26,634	$34,293

Average Total Assets	$27,217	$28,075	$33,926

	At September	At June	At September
	30, 2013	30, 2013	30, 2012
Funds
Open-end funds	$15,679	$15,151	$20,213
Closed-end funds	6,019	5,828	5,544

Total funds	21,698	20,979	25,757

Separate Accounts
Institutional accounts	3,900	3,823	6,193
Managed accounts	1,864	1,832	2,343

Total separate accounts	5,764	5,655	8,536

Ending Total Assets	$27,462	$26,634	$34,293

Assets by Strategy[5]
Equity	$9,607	$9,279	$13,410
Lower-volatility Equity	6,015	6,074	9,426
Convertible	2,111	2,060	2,754
Enhanced Fixed Income	3,397	3,304	3,151
Alternative	3,169	2,857	2,527
Total Return	2,622	2,524	2,393
High Yield	364	346	396
Fixed Income	177	190	236

Ending Total Assets	$27,462	$26,634	$34,293

[5]	Certain assets previously classified as convertible, equity and lower-volatility equity have been reclassified.

Table A

Calamos Asset Management, Inc.

Reconciliation of GAAP to Non-GAAP Diluted Earnings Per Share

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Net income attributable to CAM (GAAP)	$2,697	$1,841	$4,733
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979
Increase in deferred tax valuation allowance	—	900	—
Non-operating income, net of taxes	(542)	(178)	(234)

Non-GAAP net income attributable to CAM	$4,134	$4,542	$6,478

Diluted—Weighted average shares outstanding	20,387,651	20,661,447	20,802,592

Diluted earnings per share (GAAP)	$0.13	$0.09	$0.23
Non-GAAP diluted earnings per share	$0.20	$0.22	$0.31

Table A – Notes

Calamos Asset Management, Inc.

Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and to exclude the increase in deferred tax valuation allowance and CAM’s non-operating income, net of taxes. The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results. These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing the company.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i) amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election);

(ii) increase in deferred tax valuation allowance; and

(iii) CAM’s non-operating income, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of approximately $2.0 million in future income taxes owed by the company through 2019, to the extent that a tax payable exists during the quarter. As a result, this cash savings will accrue solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see the company’s performance. The change in the allowance on the deferred tax asset is excluded from the above non-GAAP items as it may fluctuate in future periods affecting prior period comparisons. Non-operating income is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company’s net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B

Calamos Asset Management, Inc.

Non-Operating Income, Net of Non-Controlling Interest in Partnership Investments

(in thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Interest income	$49	$73	$107
Interest expense	(1,505)	(1,505)	(1,503)

Net interest expense	(1,456)	(1,432)	(1,396)
Investment income	6,623	2,042	4,064
Miscellaneous other income	163	81	88

Investment and other income	6,786	2,123	4,152

Non-operating income	5,330	691	2,756
Net (income) loss attributable to non-controlling interest in partnership investments	(1,454)	583	(1,058)

Non-operating income, net of non-controlling interest in partnership investments	$3,876	$1,274	$1,698

Table C

Calamos Asset Management, Inc.

Summary of Corporate Investment Portfolio Returns

(in thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Returns reflected in earnings
Investment income	$6,623	$2,042	$4,064
Net (income) loss attributable to non-controlling interest in partnership investments	(1,454)	583	(1,058)
Returns reflected in equity
Net unrealized gain (loss) reported in equity, inclusive of non-controlling interest	20,704	(11,519)	15,649

Total corporate investment portfolio returns	$25,873	$(8,894)	$18,655

Average corporate portfolio	$413,667	$389,466	$347,181
Total corporate investment portfolio returns	6.3%	(2.3)%	5.4%

Table D

Calamos Asset Management, Inc.

Effective Income Tax Rate

(in thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Income tax provision	$1,603	$2,575	$2,314
Income tax (provision) benefit attributable to non-controlling interest in Calamos Investments LLC	10	(16)	377

Income tax provision attributable to CAM	1,613	2,559	2,691
Net income attributable to CAM	2,697	1,841	4,733

Income before taxes attributable to CAM	$4,310	$4,400	$7,424

CAM’s effective income tax rate[6]	37.4%	58.2%	36.2%

Source: Calamos Asset Management, Inc.

# # #

[6]	Income tax provision includes a valuation allowance of $900,000 recorded in Second Quarter 2013. Excluding this allowance, CAM’s effective income tax rate would be 37.7% for Second Quarter 2013.